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                                                                      EXHIBIT 21

                    LIST OF THE SUBSIDIARIES OF THE COMPANY
            (JURISDICTION OF INCORPORATION AS NOTED IN PARENTHESIS)

    The direct and indirect subsidiaries of Walter Industries, Inc. are:

 1. JW Aluminum Company (DE)

 2. Homes Holdings Corporation (DE)

    a.  Jim Walter Homes, Inc. (FL) (a subsidiary of Homes Holdings Corporation)

         i. Walter Home Improvement, Inc. (FL) (a subsidiary of Jim Walter Homes, Inc.)

         ii. Neatherlin Homes, Inc. (TX) (a subsidiary of Jim Walter
             Homes, Inc.)

        iii. Jim Walter Homes of Georgia, Inc. (DE) (a subsidiary of Jim Walter Homes, Inc.)

         iv. Dream Homes (USA), Inc. TX (a subsidiary of Jim Walter
             Homes, Inc.)

         v. Dream Homes, Inc. (TX) (subsidiary of Jim Walter Homes, Inc.)

         vi. Crestline Homes, Inc. (NC) (a subsidiary of Jim Walter
             Homes, Inc.)

 3. Vestal Manufacturing Company (DE)

 4. Sloss Industries Corporation (DE)

 5. Southern Precision Corporation (DE)

 6. Mid-State Holdings Corporation (DE)

    a.  Mid-State Homes, Inc. (FL) (a subsidiary of Mid-State Holdings
       Corporation)

         i. Mid-State Trust IV (a business trust owned by Mid-State
            Homes, Inc.)

           A.Mid-State Trust II (a business trust owned by Mid-State Trust IV)

         ii. Mid-State Trust VI (a business trust owned by Mid-State
             Homes, Inc.)

        iii. Mid-State Trust VII (a business trust owned by Mid-State
             Homes, Inc.)

         iv. Mid-State Trust VIII (a business trust owned by Mid-State Homes, Inc.)

         v. Mid-State Trust IX (a business trust owned by Mid-State
            Homes, Inc.)

         vi. Mid-State Trust X (a business trust owned by Mid-State
             Homes, Inc.)

 7. United States Pipe and Foundry Company, Inc. (AL)

 8. Jefferson Warrior Railroad Company, Inc. (AL)

 9. Jim Walter Computer Services, Inc. (DE)

 10. Land Holdings Corporation (DE)

    a.  Walter Land Company (DE) (a subsidiary of Land Holdings Corporation)

 11. J.W.I. Holdings Corporation (DE)

    a.  J.W. Walter, Inc. (DE) (a subsidiary of J.W.I. Holdings Corporation)

 12. Hamer Properties, Inc. (WV)

 13. Best Insurors, Inc. (FL)

 14. Cardem Insurance Co., Ltd. (Bermuda)

 15. Coast to Coast Advertising, Inc. (FL)
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 16. United Land Corporation (DE)

 17. Dixie Building Supplies, Inc. (FL)

 18. Jim Walter Resources, Inc. (AL)

    a.  Black Warrior Transmission Corp. (50% owned by Jim Walter
       Resources, Inc.)

    b.  Black Warrior Methane Corp. (50% owned by Jim Walter Resources, Inc.)

 19. Walter International Sales, Inc. (Barbados, W.I.)

 20. Applied Industrial Materials Corporation (DE)

    a. AIMCOR Enterprises International, Incorporated (NV) (a subsidiary of Applied Industrial Materials Corporation)

         i. Applied Industrial Materials (UK) Ltd. (England)

         ii. Gans Transport B.V. (The Netherlands)

        iii. Masterloy Products Limited (Canada)

         iv. AIMCOR Inversiones S.A.de C.V. (Mexico)

         v. AIMCOR St. Croix (Virgin Islands

         vi. AIMVENCA Venezuela (51% owned by AIMCOR Enterprises International, Incorporated)

    a. Gans Transport Agencies (USA), Inc. (DE) (a subsidiary of Applied Industrial Materials Corporation)

    b. Tennessee Alloys Company (75% owned by Applied Industrial Materials Corporation)

    c. Rain Calcining Limited (India) (5% owned by Applied Industrial Materials Corporation)

        vii. AIMCOR Mannheim GMBH (Germany)

       viii. Applied Industrial Materials Luxembourg, S.A. (Luxembourg)

 21. Walter Mortgage Company (DE)

 22. Walter Services of Alabama, Inc. (AL)

    The names of particular subsidiaries may have been omitted if the unnamed subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary as of December 2001.